Exhibit 99.1

StoneMor Inc. Enters into Agreement to be Acquired by Axar Capital Management, LP

StoneMor Stockholders to Receive $3.50 Per Share in Cash

BENSALEM, PA – May 25, 2022 – StoneMor Inc. (NYSE: STON) (“StoneMor” or the “Company”), a leading owner and operator of cemeteries and funeral homes, today announced that it has entered into a definitive merger agreement under which a subsidiary of Axar Capital Management, LP (“Axar”) will be merged with and into StoneMor and all outstanding shares of StoneMor common stock not owned by Axar as to which dissenters’ rights are not perfected will be converted into the right to receive $3.50 in cash per share. Axar currently owns approximately 75% of the outstanding shares of StoneMor common stock. The cash consideration represents a 54.2% premium to the Company's closing share price on May 24, 2022, the last trading day prior to today’s announcement of the execution of a definitive merger agreement.

The agreement was entered into following receipt of a proposal by Axar on September 22, 2021 in which Axar expressed an interest in pursuing discussions concerning strategic alternatives that might be beneficial to the Company and its various stakeholders. The transaction was negotiated on behalf of StoneMor by the Conflicts Committee of its Board of Directors, which is comprised entirely of independent directors, with the assistance of independent financial and legal advisors. Following the Conflicts Committee’s unanimous recommendation, StoneMor’s Board of Directors approved the merger agreement and has recommended that StoneMor’s stockholders adopt and approve the merger agreement and the merger.

“Our agreement with Axar delivers a significant premium for StoneMor’s stockholders and ensures a strong foundation for us to continue our expansion,” said Joe Redling, President and Chief Executive Officer. “Our Board firmly believes that this transaction is in the best interests of all of our stockholders other than Axar and its affiliates and delivers an ongoing commitment to excellence for our customers, employees and communities we serve.”

The agreement provides for a “go-shop” period during which the Conflicts Committee (acting through its financial advisor) will actively initiate, solicit, facilitate, encourage and evaluate alternative acquisition proposals, and potentially enter into negotiations with any parties that offer alternative acquisition proposals. The “go-shop” period is 60 days subsequent to signing of the Merger Agreement, ending July 23, 2022. There can be no assurance that this “go-shop” process will result in a superior proposal, particularly in light of Axar’s ownership position and the fact that Axar has no obligation to support any such superior proposal. StoneMor does not intend to disclose developments with respect to the solicitation process unless and until its Conflicts Committee and the Board of Directors has made a decision with respect to any potential superior proposal. The Company will pay Axar a termination fee in certain circumstances, including a fee equal to 2% of the aggregate value of the non-Axar shares if the Company terminates the agreement during the “go-shop” period to enter into a superior proposal that Axar supports, and a fee equal to 4% of the aggregate value of the non-Axar shares if the Company terminates the agreement after the “go-shop” period to enter into a superior proposal that Axar supports. No termination fee is payable if the Company terminates the agreement upon a change of recommendation in connection with a superior proposal that is not supported by Axar.

The merger is subject to approval by holders of a majority of the outstanding common stock of StoneMor and in addition, requires the approval by the holders of a majority of the outstanding common stock of StoneMor not owned by Axar or any of StoneMor’s directors or executive officers or members of their immediate families. Axar has agreed to vote the shares of StoneMor common stock it owns in favor of the merger agreement. The merger agreement is also subject to customary closing conditions. Axar has fully committed financing and the transaction is not subject to a financing condition.

Subject to satisfaction of the conditions to closing, the transaction is currently expected to close in the fall of 2022. If the transaction is completed, StoneMor will become a privately held company and its stock will no longer trade on the New York Stock Exchange.

Duff & Phelps, now rebranded as Kroll, is serving as financial advisor and Faegre Drinker Biddle & Reath LLP is serving as legal counsel to the Conflicts Committee. Houlihan Lokey is serving as financial advisor and Schulte Roth & Zabel LLP is serving as legal counsel to Axar. Duane Morris LLP is serving as legal counsel to the Company.

About StoneMor Inc.

StoneMor Inc., headquartered in Bensalem, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 304 cemeteries and 72 funeral homes in 24 states and Puerto Rico. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc. please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding activities of the Conflicts Committee during the “go-shop” period, the anticipated closing time frame and the effects of the merger on the Company, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives of the Company and are subject to significant risks and uncertainties. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk that the proposed transaction may not occur, the risk of unexpected costs or liabilities, the risk that certain closing conditions may not be timely satisfied or waived, the risk of litigation, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, and the risk that general and business conditions may change. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission (the “SEC”, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

Additional Information and Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. The Company intends to file a proxy statement and other relevant materials with the SEC in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ

THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in the Company’s common stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://www.stonemor.com), or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.stonemor.com or by writing to StoneMor at StoneMor Inc., 3331 Street Road, Suite 200, Bensalem, PA 19020.

CONTACT

Investor Relations

StoneMor Inc.

(215) 826-4438